Exhibit 10.13

Krishna P. Singh Technology Campus, 1 Holtec Blvd., Camden, NJ 08104 Telephone (856) 797-0900 Fax (856) 797-0909

SECOND AMENDMENT TO RELATED PARTY REVOLVING LOAN AGREEMENT

This Second Amendment to Related Party Revolving Loan Agreement (This “Second Amendment”) is made and entered into as of April 1, 2026, by and between:

Lender: Harbor Associates LP, A Florida limited partnership with its principal place of business at 1001 N. US Hwy 1, Jupiter Florida 33477

Each individually referred to as a “Party” and collectively as the “Parties.”

Borrower: Holtec International, a Delaware corporation with its principal place of business at 1 Holtec Boulevard, Camden, New Jersey 08104.

RECITALS

WHEREAS, the Parties entered into that certain Related Party Revolving Loan Agreement dated October 24, 2025, as amended by the First Amendment dated February 24, 2026 (collectively, the “Agreement”);

WHEREAS, Section 5 (Loans) of the Amended Business Alliance Agreement provides that, effective April 1, 2026, loans shall bear interest at SOFR plus 1.50%, where SOFR corresponds to the rate effective as of April 1 of each calendar year; and

WHEREAS, the Parties desire to amend the Agreement to conform the interest provisions to the Amended Business Alliance Agreement.

1. Amendment to Section 3 - Interest and Payment

Effective April 1, 2026, Section 3 (Interest and Payment) of the Agreement is amended by deleting the reference to “1 Month SOFR + 75 basis points per annum” and replacing it with the following:

“Interest shall accrue on the outstanding principal balance of the Loan at the greater of (i) SOFR plus one hundred fifty (150) basis points (1.50%) per annum, where SOFR shall correspond to the SOFR rate in effect on April 1 of each calendar year and shall remain applicable until the next April 1 annual reset, calculated on the basis of a 365-day year and actual days elapsed, and (ii) the Monthly Applicable Federal Rate. Interest shall be payable monthly in arrears. No interest shall accrue on undrawn amounts.”

Krishna P. Singh Technology Campus, 1 Holtec Blvd., Camden, NJ 08104 Telephone (856) 797-0900 Fax (856) 797-0909

2. Retroactive Effect

This amendment shall be deemed effective as of April 1, 2026. All interest accruing on and after April 1, 2026 shall be calculated using the amended interest rate described above.

3. No Other Amendments

Except as expressly amended hereby, all other terms and provisions of the Agreement shall remain in full force and effect.

4. Governing Law

This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Execution

IN WITNESS WHEREOF, the Parties have executed this Related Party Revolving Loan Agreement as of the Effective Date.

LENDER:

HARBOR ASSOCIATES LIMITED PARTNERSHIP

By:	/s/ Suzanne Lindquist
Name: Suzanne Lindquist
Title: Chief Investment Officer

BORROWER:

HOLTEC INTERNATIONAL

By:	/s/ Tim Berta
Name: Tim Berta
Title: Treasurer